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                                                                    EXHIBIT 23.9

                            CONSENT OF PETER GYENES

    The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of Informix Corporation ("Informix") upon the consummation of the merger of Ardent Software, Inc. and Informix.

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
Date: January 21, 2000                                              /s/ PETER GYENES
                                                              ----------------------------
                                                                      Peter Gyenes
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